UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 2, 2000


                              CARNIVAL CORPORATION
             (Exact name of registrant as specified in its charter)


Republic of Panama                 1-9610                   59-1562976
(State or other jurisdiction       (Commission              (I.R.S. Employer
 of incorporation)                 File Number)             Identification No.)


3655 N.W. 87th Avenue, Miami, Florida                  33178-2428
(Address of principal executive offices)               (zip code)


       Registrant's telephone number, including area code: (305) 599-2600

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Item 5.  Other Events.

         On February 2, 2000, Carnival Corporation (the "Company") entered into a memorandum of understanding with Star Cruises PLC, a company incorporated and registered under the laws of the Isle of Man ("Star Cruises") relating to a proposed joint venture for the management and control of the business, operations and affairs of NCL Holding ASA, a company organized under the laws of the Kingdom of Norway.

         The agreement is subject to the obtaining of all regulatory approvals and consents as may be necessary for the Company and Star Cruises to complete the transaction. No assurance can be given that such regulatory approvals and consents will be obtained.

         On February 2, the Company and Star Cruises issued the joint press release attached hereto as Exhibit 99.1. The memorandum of understanding is attached hereto as Exhibit 99.2. The press release and the memorandum of understanding are incorporated herein by reference.


Item 7.  Exhibit

Exhibit Number
(Referenced to Item 601
of Regulation S-K)           Description of Exhibit

99.1                         Press Release dated February 2, 2000.

99.2                         Memorandum of Understanding dated February 2, 2000.

                                   Signatures


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 3, 2000

                                   CARNIVAL CORPORATION


                                   By: /s/ Arnaldo Perez
                                       -----------------
                                       Name:  Arnaldo Perez
                                       Title: Vice President & General Counsel

                                  EXHIBIT INDEX



Exhibit Number                Description of Exhibit



99.1                          Press Release dated February 2, 2000.

99.2                          Memorandum of Understanding dated February 2,2000.